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EXCITE, INC.                                                       EXHIBIT 99.01
INCOME STATEMENT FOR THE 12 MONTHS ENDED JUNE 30, 1997
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Pursuant to Rule 158 of the Securities Act of 1933, set forth below is an earnings statement covering the twelve month period ending June 30, 1997.


                                                12 MONTHS ENDED
                                                 JUNE 30, 1997
                                                   --------
Revenues ...................................       $ 27,577
Cost of revenues:
  Cost of revenues excluding amortization ..          7,529
  Amortization of purchased technology .....          4,523
                                                   --------
        Total cost of revenues .............         12,052
                                                   --------
Gross profit ...............................         15,525
Operating expenses:
  Product development ......................         10,828
  Sales and marketing ......................         28,225
  Distribution license fees ................          1,913
  General and administrative ...............          6,100
  Charge for purchased in-process technology          3,500
  Merger and acquisition related costs,
     including amortization of goodwill and
     other purchased intangibles ...........          4,327
                                                   --------
        Total operating expenses ...........         54,893
                                                   --------
Operating loss .............................        (39,368)
                                                   --------
Interest income ............................          1,233
Interest and other expense .................           (604)
                                                   --------
Net loss ...................................       $(38,739)
                                                   ========
Net loss per share .........................       $  (3.18)
                                                   ========
Shares used in computing net loss per share          12,170
                                                   ========
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